Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the use in Amendment No. 3 to this Registration Statement on Form F-4 of our reports dated November 30, 2021 and March 30, 2022, relating to the consolidated financial statements of Tiger Resort, Leisure and Entertainment, Inc. dba: Okada Manila as of December 31, 2021, 2020 and 2019 and for the years then ended. We also consent to the reference to our Firm under the headings “Selected Historical Financial Data of UERI” and “Experts” in such Registration Statement.

/s/ UHY LLP

Melville, NY

May 25, 2022

An Independent Member of Urbach Hacker Young International